THE INFORMATION IN THIS PRICING SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL A FINAL PRICING SUPPLEMENT IS DELIVERED. THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

         Subject to Completion, Pricing Supplement dated June 12, 2002
PROSPECTUS Dated June 11, 2002                      Pricing Supplement No. 1 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                     Dated            , 2002
                                                                 Rule 424(b)(3)

                               $
                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                              --------------------

                        BRIDGES(SM) Due December  , 2008
            Based on the Value of the Amex Pharmaceutical Index(SM)

The BRIDGES will pay the principal amount of $10 at maturity. In addition, the BRIDGES will also pay a supplemental amount if the average value of the Amex Pharmaceutical Index, which we refer to as the DRG Index, as determined on six specified determination dates during the life of the BRIDGES exceeds the benchmark index value, determined as specified below.

o    The principal amount and issue price of each BRIDGES is $10.

o    We will not pay interest on the BRIDGES.

o At maturity, you will receive the principal amount of $10 per BRIDGES plus a supplemental redemption amount equal to the product of (i) $10 times
     (ii) the percentage increase, if any, in the final average index
     performance over the initial index value times (iii)   %.

     o    The initial index value will equal    , the closing value of the DRG
          Index on the day we offer the BRIDGES for initial sale to the public.

     o The final average index performance will equal the final average index value minus the benchmark index value.

     o The benchmark index value will equal the lesser of (i) the initial index value and (ii) the closing value of the DRG Index on December 30, 2002.

     o    The final average index value will equal the arithmetic average of
          the closing values of the DRG Index on December   , 2003, December  ,
          2004, December   , 2005, December   , 2006, December   , 2007 and
          December   , 2008.

o If the final average index value of the DRG Index is less than or equal to the benchmark index value, you will receive only the principal amount of the BRIDGES and will not receive any supplemental redemption amount.

o Investing in the BRIDGES is not equivalent to investing in the DRG Index or its component stocks.

o We will apply to list the BRIDGES under the proposed symbol "DRU" on the American Stock Exchange LLC.

You should read the more detailed description of the BRIDGES in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of BRIDGES."

The BRIDGES involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-5.

                              --------------------
                             PRICE $10 PER BRIDGES
                              --------------------

                                     Price to        Agent's       Proceeds to
                                      Public       Commissions       Company
                                    ----------    -------------   -------------
Per BRIDGES........................      $              $               $
Total..............................      $              $               $

If you purchase at least 100,000 BRIDGES in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the
price will be $      per BRIDGES (   % of the issue price). In that case, the
Agent's commissions will be $        per BRIDGES.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the BRIDGES we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The BRIDGES offered are medium-term debt securities of Morgan Stanley Dean Witter & Co. The return on the BRIDGES is linked to the performance of Amex Pharmaceutical Index, which we refer to as the DRG Index. These BRIDGES combine features of debt and equity by offering at maturity 100% protection of the issue price with the opportunity to participate in the upside potential of the underlying DRG Index.

     "BRIDGES" is our service mark. "Amex Pharmaceutical Index" is sponsored by and is a service mark of the American Stock Exchange LLC, which we refer to as the AMEX, and has been licensed by Morgan Stanley Dean Witter & Co.


Each BRIDGES costs $10        We, Morgan Stanley Dean Witter & Co., are
                              offering you BRIDGES due December , 2008 Based on the Value of the Amex Pharmaceutical Index. The principal amount and issue price of each BRIDGES is $10.

Payment at Maturity           Unlike ordinary debt securities, the BRIDGES do
                              not pay interest. Instead, at maturity, you will
                              receive the principal amount of $10 per BRIDGES,
                              plus a supplemental redemption amount if the
                              final average index value of the DRG Index is
                              greater than the benchmark index value. The
                              benchmark index value is the lesser of (i) the
                              initial index value and (ii) the closing value of
                              the DRG Index on December 30, 2002. The initial
                              index value is       , the closing value of the
                              DRG Index on the day we offer the BRIDGES for initial sale to the public. The final average index value is the arithmetic average of the closing values of the DRG Index on each of the six annual determination dates during the life of the BRIDGES.

                                          100% Principal Protection

                              We will pay you at least $10 at maturity, plus the supplemental redemption amount, if any.

                                      The Supplemental Redemption Amount

                              The supplemental redemption amount will be equal to the product of (i) $10 times (ii) the percentage increase, if any, in the final average index performance over the initial index value
                              times (iii)    %. If the final average index value
                              is greater than the benchmark index value, the supplemental redemption amount will be calculated as follows:

                                                         Final Average
                                Supplemental           Index Performance
                                 Redemption   =  $10 x ----------------- x   %
                                   Amount             Initial Index Value

                                     where,
                                     Initial Index Value = the DRG Index closing
                                                           value on the day we
                                                           offer the BRIDGES for
                                                           initial sale to the
                                                           public
                                     Final Average
                                       Index Performance = the Final Average
                                                           Index Value minus the
                                                           Benchmark Index Value

                                     Benchmark
                                       Index Value =       the lesser of (i)
                                                           the Initial Index
                                                           Value and (ii) the
                                                           DRG Index closing
                                                           value on December
                                                           30, 2002

                                     Final Average
                                       Index Value =       the arithmetic
                                                           average of the DRG
                                                           Index closing values
                                                           on each of the
                                                           Determination Dates
                                                           as calculated by the
                                                           Calculation Agent on
                                                           the last
                                                           Determination Date

                                     Determination
                                       Dates  =            December   , 2003,
                                                           December   , 2004,
                                                           December   , 2005,
                                                           December   , 2006,
                                                           December   , 2007
                                                           and December   ,
                                                           2008, in each case
                                                           subject to
                                                           adjustment in the
                                                           event of certain
                                                           market disruption
                                                           events

                              However, if the final average index value is less than or equal to the benchmark index value, the supplemental redemption amount will be zero. In that case, you will receive only the principal amount at maturity and will not receive any supplemental redemption amount. The payment to you of the principal amount and the supplemental redemption amount, if any, upon maturity of the BRIDGES will be determined in U.S. Dollars.

                              You can review the historical values of the DRG Index in the section of this pricing supplement called "Description of BRIDGES--Historical Information." The payment of dividends on the stocks that underlie the DRG Index is not reflected in the level of the DRG Index and, therefore, has no effect on the calculation of the payment at maturity.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley
calculation agent             & Co. Incorporated, which we refer to as MS &
                              Co., to act as calculation agent for JPMorgan
                              Chase Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the initial index value, the benchmark index value, the final average index value, the percentage change in the DRG Index and the supplemental redemption amount, if any, you will receive at maturity.

Where you can find            The BRIDGES are senior notes issued as part of
more information on           our Series C medium-term note program. You can
the BRIDGES                   find a general description of our Series C
                              medium-term note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called "Description of Notes--Fixed Rate Notes" and " --Notes Linked to Commodity Prices, Single
                              Securities, Baskets of Securities or Indices."

                              Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the BRIDGES, you should read the "Description of BRIDGES" section in this pricing supplement. You should also read about some of the risks involved in investing in BRIDGES in the section called "Risk Factors." The tax treatment of investments in index- linked notes such as BRIDGES differs from that of investments in ordinary debt securities. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the BRIDGES.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761- 4000).

                                  RISK FACTORS

     The BRIDGES are not secured debt and, unlike ordinary debt securities, the BRIDGES do not pay interest. Investing in the BRIDGES is not equivalent to investing directly in the DRG Index. This section describes the most significant risks relating to the BRIDGES. You should carefully consider whether the BRIDGES are suited to your particular circumstances before you decide to purchase them.


BRIDGES are not               The terms of the BRIDGES differ from those of
ordinary senior notes         ordinary debt securities in that we will not pay
                              interest on the BRIDGES. Because the supplemental redemption amount due at maturity may be equal to zero, the return on your investment in the BRIDGES (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount of each BRIDGES at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.

BRIDGES may not pay           If the final average index value is less than or
more than the principal       equal to the benchmark index value, you will
amount at maturity            receive only the principal amount of $10 for each
                              BRIDGES you hold at maturity.

BRIDGES may not               There may be little or no secondary market for
be actively traded            the BRIDGES. Although we will apply to list the
                              BRIDGES on the American Stock Exchange LLC, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the BRIDGES, but it is not required to do so.

Market price of the BRIDGES   Several factors, many of which are beyond our
influenced by many            control, will influence the value of the BRIDGES,
unpredictable factors         including:

                              o the value of the DRG Index at any time and on December 30, 2002 and the specific determination dates

                              o    interest and yield rates in the market

                              o the volatility (frequency and magnitude of changes in price) of the DRG Index

                              o    economic, financial, political and
                                   regulatory or judicial events that affect the securities underlying the DRG Index or stock markets generally and which may affect the final average index value

                              o the time remaining to the maturity of the BRIDGES

                              o the dividend rate on the stocks underlying the DRG Index

                              o    our creditworthiness

                              Some or all of these factors will influence the price that you will receive if you sell your BRIDGES prior to maturity. For example, you may have to sell your BRIDGES at a substantial discount from the principal amount if at the time of sale or on earlier determination dates the DRG Index is at, below, or not sufficiently above the benchmark index value or if market interest rates rise.

                              You cannot predict the future performance of the DRG Index based on its historical performance. We cannot guarantee that the final average index value will be higher than the benchmark index value so that you will receive at maturity an amount in excess of the principal amount of the BRIDGES.

Investing in the BRIDGES      Because the final average index value is based on
is not equivalent to          the closing value of the DRG Index on the six
investing in the DRG Index    annual determination dates during the term of the
                              BRIDGES, it is possible for the final average index value to be lower than the benchmark index value even if the value of the DRG Index at maturity is higher than the benchmark index value.

There are risks associated    The BRIDGES are an investment that is dependent
with a sector investment      upon the performance of selected issuers in a
                              particular sector of the economy--namely, the pharmaceutical industry. Consequently, the value of the BRIDGES may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence than an investment in a more broadly diversified group of issuers.

Pharmaceutical company        The trading prices of pharmaceutical companies'
stock prices are volatile     common stocks have been and are likely to
                              continue to be volatile. Fluctuations in the trading prices of the stocks included in the DRG
                              Index may result in a significant disparity between the value of the DRG Index on any or all of the annual determination dates and the overall performance of the DRG Index over the term of the BRIDGES.

Pharmaceutical companies      Companies involved in the pharmaceutical industry
face cost containment         face a number of unique risks, including the
pressures, extensive          following:
regulation and intense
competition                   o    The ability of many pharmaceutical companies
                                   to commercialize current and future products depends in part on the extent to which reimbursement for the cost of such products and related treatments is available from government health agencies, private health insurers and other third-party payors. The efforts of government entities and third party payors to contain healthcare costs may adversely affect pharmaceutical companies.

                              o Pharmaceutical companies and products are subject to extensive and costly government regulation. The success of a company's products will depend, in part, upon obtaining and maintaining regulatory approval to market products.

                              o    Pharmaceutical companies face intense
                                   competition from new proprietary products and less costly generic products.

                              o The success of many pharmaceutical companies is highly dependent on their ability to obtain patents, to defend existing patents and trade secrets and to operate in a manner that does not infringe the proprietary rights of other pharmaceutical companies. Pharmaceutical companies may be unable to protect their intellectual property rights or may be the subject of intellectual property infringement claims.

We are not affiliated with    We are not affiliated with any of the issuers of
the issuers of the stocks     the stocks underlying the DRG Index and have not
underlying the DRG Index      performed any due diligence investigation or
and have not investigated     review of any of them. You should undertake an
them                          independent investigation of the issuers of the
                              component stocks and of the DRG Index itself to the extent required in your judgment to allow you to make an informed decision with respect to an investment in the BRIDGES.

                              We or our subsidiaries may presently or from time to time engage in business with one or more of the issuers of the stocks underlying the DRG Index, including extending loans to, or making equity investments in, one or more of the issuers of the component stocks or their affiliates or subsidiaries or providing advisory services to one or more of the issuers of the component stocks, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of these issuers. We have no ability to control or predict the actions of the issuers of the component stocks, including any corporate actions of the type that would require the AMEX to adjust the DRG Index. We or our affiliates from time to time have published and in the future may publish research reports with respect to the component stocks. These research reports may or may not recommend that investors buy or hold any of the component stocks. The DRG Index was compiled independently of any research recommendations and may not be consistent with any such recommendations. The issuers of the component stocks are not involved in the offering of the BRIDGES in any way and have no obligation to consider your interest as an owner of the BRIDGES in taking any corporate actions that might affect the value of your BRIDGES. None of the money you pay for the BRIDGES will go to the issuers of the component stocks.

Adjustments to the            The AMEX is responsible for calculating and
DRG Index could               maintaining the DRG Index. The AMEX can add,
adversely affect the          delete or substitute the stocks underlying the
value of the BRIDGES          DRG Index or make other methodological changes
                              that could change the value of the DRG Index. The
                              AMEX may discontinue or suspend calculation or dissemination of the DRG Index. Any of these actions could adversely affect the value of the BRIDGES.

You have no                   As an owner of BRIDGES, you will not have voting
shareholder rights            rights or rights to receive dividends or other
                              distributions or any other rights with respect to the stocks that underlie the DRG Index.

Adverse economic interests    As calculation agent, our affiliate MS & Co. will
of the calculation agent      calculate the final average index value and the
and its affiliates may        supplemental amount, if any, we will pay to you
influence determinations      at maturity. We expect that MS & Co. and other
                              affiliates will carry out hedging activities related to the BRIDGES (and possibly to other instruments linked to the DRG Index or its component stocks), including trading in the stocks underlying the DRG Index as well as in other instruments related to the DRG Index. Any of these hedging activities could influence MS &
                              Co.'s determinations as calculation agent. MS &
                              Co. and some of our other subsidiaries also trade the stocks underlying the DRG Index and other financial instruments related to the DRG Index on a regular basis as part of their general broker-dealer businesses. Any of these trading activities could potentially affect the value of the DRG Index and, accordingly, could affect the payout to you on the BRIDGES.

Tax treatment                 You should also consider the tax consequences of
                              investing in the BRIDGES. The BRIDGES will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes, as described in the section of this pricing supplement called "Description of BRIDGES--United
                              States Federal Income Taxation." Under this treatment, if you are a U.S. taxable investor, you will be subject to annual income tax based on the comparable yield of the BRIDGES even though you will not receive any interest payments on the BRIDGES. In addition, any gain recognized by U.S.
                              taxable investors on the sale or exchange of the BRIDGES generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of
                              BRIDGES--United States Federal Income Taxation" and the section called "United States Federal
                              Taxation--Notes--Notes Linked to Commodity
                              Prices, Single Securities, Baskets of Securities or Indices" in the accompanying prospectus supplement.

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the BRIDGES.

                             DESCRIPTION OF BRIDGES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "BRIDGES" refers to each $10 principal amount of any of our BRIDGES Due December , 2008 Based on the Value of the Amex Pharmaceutical Index. In this pricing supplement, the terms "Morgan Stanley," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount....................... $

Original Issue Date (Settlement Date)..        , 2002

Maturity Date.......................... December  , 2008, subject to extension in the event of a Market Disruption
                                        Event on the sixth Determination Date
                                        for calculating the Final Average Index
                                        Value.

                                        If, due to a Market Disruption Event or
                                        otherwise, the sixth Determination Date
                                        is postponed so that it falls less than
                                        two scheduled Trading Days prior to the
                                        scheduled Maturity Date, the Maturity
                                        Date will be the second scheduled
                                        Trading Day following that sixth
                                        Determination Date as postponed. See
                                        "--Determination Dates" below.

Specified Currency..................... U.S. Dollars

CUSIP.................................. 61744Y322

Minimum Denominations.................. $10

Issue Price............................ 100%

Interest Rate.......................... None

Maturity Redemption Amount............. At maturity, you will receive for each
                                        BRIDGES $10 (the principal amount of
                                        the BRIDGES) plus the Supplemental
                                        Redemption Amount, if any.

Supplemental Redemption Amount......... We will pay you a Supplemental
                                        Redemption Amount per BRIDGES at
                                        maturity equal to the greater of (i)
                                        zero and (ii) the product of $10 times
                                        the DRG Index Percent Change times the
                                        Participation Rate. The Calculation
                                        Agent will calculate the Supplemental
                                        Redemption Amount on the sixth
                                        Determination Date.

                                        The Calculation Agent will provide
                                        written notice to the Trustee at its
                                        New York office, on which notice the
                                        Trustee may conclusively rely, of the
                                        Supplemental Redemption Amount, on or
                                        prior to 11:00 a.m. on the Business Day
                                        preceding the Maturity Date. See
                                        "Discontinuance of the DRG Index;
                                        Alteration of Method of Calculation"
                                        below.

DRG Index Percent Change............... The DRG Index Percent Change is a
                                        fraction, the numerator of which will
                                        be the Final Average Index Performance
                                        and the denominator of which will be
                                        the Initial Index Value. The DRG Index
                                        Percent Change is described by the
                                        following formula:

                                            Final Average Index Performance
                                            -------------------------------
                                                  Initial Index Value

Participation Rate.....................     %

Initial Index Value....................       , the Index Closing Value on the
                                        day we offer the BRIDGES for initial
                                        sale to the public.

Final Average Index Performance........ The Final Average Index Value minus the
                                        Benchmark Index Value.

Benchmark Index Value.................. The lesser of (i) the Initial Index
                                        Value and (ii) the Index Closing Value
                                        on December 30, 2002, as determined by
                                        the Calculation Agent.

Final Average Index Value.............. The arithmetic average of the Index
                                        Closing Values on each of the
                                        Determination Dates, as determined by
                                        the Calculation Agent.

Index Closing Value.................... The Index Closing Value on any Trading
                                        Day will equal the closing value of the
                                        DRG Index or any Successor Index (as
                                        defined under "--Discontinuance of the
                                        DRG Index; Alteration of Method of
                                        Calculation" below) at the regular
                                        official weekday close of the principal
                                        trading session of the AMEX on that
                                        Trading Day. In certain circumstances,
                                        the Index Closing Value will be based
                                        on the alternate calculation of the DRG
                                        Index described under "--Discontinuance
                                        of the DRG Index; Alteration of Method
                                        of Calculation."

                                        In this "Description of BRIDGES,"
                                        references to the DRG Index will
                                        include any Successor Index, unless the
                                        context requires otherwise.

Determination Dates.................... The Determination Dates will be
                                        December  , 2003, December  , 2004,
                                        December  , 2005, December  , 2006,
                                        December  , 2007 and December  , 2008,
                                        in each such case subject to adjustment
                                        for Market Disruption Events as
                                        described in the two following
                                        paragraphs.

                                        If any of the first five scheduled
                                        Determination Dates is not a Trading
                                        Day or if a Market Disruption Event
                                        occurs on any such date, such
                                        Determination Date will be the
                                        immediately succeeding Trading Day
                                        during which no Market Disruption Event
                                        shall have occurred; provided that if a
                                        Market Disruption Event has occurred on
                                        each of the five Trading Days
                                        immediately succeeding any of the first
                                        five scheduled Determination Dates,
                                        then (i) such fifth succeeding Trading
                                        Day will be deemed to be the relevant
                                        Determination Date, notwithstanding the
                                        occurrence of a Market Disruption Event
                                        on such day, and (ii) with respect to
                                        any such fifth Trading Day on which a
                                        Market Disruption Event occurs, the
                                        Calculation Agent will determine the
                                        value of the DRG Index on such fifth
                                        Trading Day in accordance with the
                                        formula for and method of calculating
                                        the value of the DRG Index last in
                                        effect prior to the commencement of the
                                        Market Disruption Event, using the
                                        closing price (or, if trading in the
                                        relevant securities has been materially
                                        suspended or materially limited, its
                                        good faith estimate of the closing
                                        price that would have prevailed but for
                                        such suspension or limitation) on such
                                        Trading Day of each security most
                                        recently comprising the DRG Index.

                                        If December  , 2008 (the sixth scheduled
                                        Determination Date) is not a Trading
                                        Day or if there is a Market Disruption
                                        Event on such day, the sixth
                                        Determination Date will be the
                                        immediately succeeding Trading Day
                                        during which no Market Disruption Event
                                        shall have occurred.

Trading Day............................ A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange ("NYSE"), the AMEX, the Nasdaq
                                        National Market, the Chicago Mercantile
                                        Exchange and the Chicago Board of
                                        Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note... Book Entry

Senior Note or Subordinated Note....... Senior

Trustee................................ JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................. Morgan Stanley & Co. Incorporated and
                                        its successors ("MS & Co.").

Market Disruption Event................ "Market Disruption Event" means, with respect to the DRG Index, the
                                        occurrence or existence of a
                                        suspension, absence or material
                                        limitation of trading of stocks then
                                        constituting 20% or more of the level
                                        of the DRG Index (or the relevant
                                        Successor Index) on the Relevant
                                        Exchanges for such securities for more
                                        than two hours of trading or during the
                                        one-half hour period preceding the
                                        close of the principal trading session
                                        on such Relevant Exchange; or a
                                        breakdown or failure in the price and
                                        trade reporting systems of any Relevant
                                        Exchange as a result of which the
                                        reported trading prices for stocks then
                                        constituting 20% or more of the level
                                        of the DRG Index (or the relevant
                                        Successor Index) during the last
                                        one-half hour preceding the close of
                                        the principal trading session on such
                                        Relevant Exchange are materially
                                        inaccurate; or the suspension, material
                                        limitation or absence of trading on any
                                        major U.S. securities market for
                                        trading in futures or options contracts
                                        related to the DRG Index (or the
                                        relevant Successor Index) for more than
                                        two hours of trading or during the
                                        one-half hour period preceding the
                                        close of the principal trading session
                                        on such market, in each case as
                                        determined by the Calculation Agent in
                                        its sole discretion.

                                        For the purpose of determining whether
                                        a Market Disruption Event exists at any
                                        time, if trading in a security included
                                        in the DRG Index is materially
                                        suspended or materially limited at that
                                        time, then the relevant percentage
                                        contribution of that security to the
                                        level of the DRG Index shall be based
                                        on a comparison of (x) the portion of
                                        the level of the DRG Index attributable
                                        to that security relative to (y) the
                                        overall level of the DRG Index, in each
                                        case immediately before that suspension
                                        or limitation.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant exchange
                                        or market, (2) a decision to
                                        permanently discontinue trading
                                        in the relevant futures or options
                                        contract will not constitute a Market
                                        Disruption Event, (3) limitations
                                        pursuant to the rules of any Relevant
                                        Exchange similar to NYSE Rule 80A (or
                                        any applicable rule or regulation
                                        enacted or promulgated by any other
                                        self-regulatory organization or any
                                        government agency of scope similar to
                                        NYSE Rule 80A as determined by the
                                        Calculation Agent) on trading during
                                        significant market fluctuations will
                                        constitute a suspension, absence or
                                        material limitation of trading, (4) a
                                        suspension of trading in futures or
                                        options contracts on the DRG Index by
                                        the primary securities market trading
                                        in such contracts by reason of (a) a
                                        price change exceeding limits set by
                                        such exchange or market, (b) an
                                        imbalance of orders relating to such
                                        contracts or (c) a disparity in bid and
                                        ask quotes relating to such contracts
                                        will constitute a suspension, absence
                                        or material limitation of trading in
                                        futures or options contracts related to
                                        the DRG Index and (5) a "suspension,
                                        absence or material limitation of
                                        trading" on any Relevant Exchange or on
                                        the primary market on which futures or
                                        options contracts related to the DRG
                                        Index are traded will not include any
                                        time when such market is itself closed
                                        for trading under ordinary
                                        circumstances.

Relevant Exchange...................... "Relevant Exchange" means the primary
                                        U.S. organized exchange or market of
                                        trading for any security then included
                                        in the DRG Index or any Successor
                                        Index.

Alternate Exchange Calculation
in Case of an Event of Default ........ In case an event of default with respect to the BRIDGES shall have
                                        occurred and be continuing, the amount
                                        declared due and payable for each
                                        BRIDGES upon any acceleration of the
                                        BRIDGES will be equal to $10 plus the
                                        Supplemental Redemption Amount, if any,
                                        determined as though the Index Closing
                                        Value for any Determination Date
                                        scheduled to occur on or after such
                                        date of acceleration (and for December
                                        30, 2002 if acceleration occurs prior
                                        to that date) were the Index Closing
                                        Value on the date of acceleration.

Calculation Agent...................... MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Final Average Index Value and the
                                        Supplemental Amount, if any, will be
                                        rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to
                                        determination of the amount of cash
                                        payable per BRIDGES will be rounded to
                                        the nearest ten-thousandth, with five
                                        one hundred- thousandths rounded upward
                                        (e.g., .76545 would be rounded up to
                                        .7655); and all dollar amounts paid on
                                        the aggregate number of BRIDGES will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an owner of the BRIDGES,
                                        including with respect to
                                        certain determinations and judgments
                                        that the Calculation Agent must make in
                                        determining any Index Closing Value,
                                        the Initial Index Value, the Benchmark
                                        Index Value, the Final Average Index
                                        Value, the DRG Index Percent Change,
                                        the Supplemental Redemption Amount or
                                        whether a Market Disruption Event has
                                        occurred. See "--Discontinuance of the
                                        DRG Index; Alteration of Method of
                                        Calculation" and "--Market Disruption
                                        Event" below. MS & Co. is obligated to
                                        carry out its duties and functions as
                                        Calculation Agent in good faith and
                                        using its reasonable judgment.

The DRG Index.......................... We have derived all information contained in this pricing supplement
                                        regarding the DRG Index, including,
                                        without limitation, its make-up, method
                                        of calculation and changes in its
                                        components, from publicly available
                                        information. Such information reflects
                                        the policies of, and is subject to
                                        change by, the AMEX. The DRG Index was
                                        developed by the AMEX and is
                                        calculated, maintained and published by
                                        the AMEX. We make no representation or
                                        warranty as to the accuracy or
                                        completeness of such information.

                                        The Amex Pharmaceutical Index, or DRG
                                        Index, is a market-capitalization
                                        weighted index designed to represent a
                                        cross section of widely held, highly
                                        capitalized companies involved in
                                        various phases of the pharmaceutical
                                        industry. The DRG Index was developed
                                        with a base value of 200.00 on July 31,
                                        1991. (The index value was later split
                                        2-for-1 on March 23, 1999).

                                        The following table lists, as of June
                                        11, 2002, the stocks underlying the DRG
                                        Index, the ticker symbol for each
                                        component stock and the percentage of
                                        the value of the DRG Index represented
                                        by each component stock.

                                              Issuer                  Ticker   Percent of
                                                                                 Value
                                        Pfizer Inc.                     PFE      19.56%
                                        Johnson & Johnson               JNJ      16.08%
                                        GlaxoSmithKline plc             GSK      11.09%
                                        Merck & Co., Inc.               MRK      10.76%
                                        AstraZeneca PLC (ADS)           AZN       6.78%
                                        Wyeth                           WYE       6.21%
                                        Eli Lilly & Company             LLY       6.12%
                                        Abbott Laboratories             ABT       5.44%
                                        Pharmacia Corporation           PHA       4.65%
                                        Bristol-Myers Squibb            BMY       4.59%
                                          Company
                                        Amgen Inc.                     AMGN       3.70%
                                        Schering-Plough Corporation     SGP       3.12%
                                        Forest Laboratories, Inc.       FRX       1.14%
                                        King Pharmaceuticals, Inc.      KG        0.54%
                                        Ivax Corporation                IVX       0.23%

                                        The value of the DRG Index is published
                                        every 15 seconds via the Consolidated
                                        Tape Association's Network B. The DRG
                                        Index values are also available on
                                        broker-dealer terminals and quotation
                                        systems.

                                        If any change in the nature of any
                                        stock in the DRG Index occurs as a
                                        result of delisting, merger,
                                        acquisition or other similar event, the
                                        AMEX may delete that stock from the DRG
                                        Index and replace it with another stock
                                        which the AMEX believes is
                                        representative of the pharmaceutical
                                        sector. In making a replacement
                                        determination, the AMEX will ensure
                                        that at least 90% of the DRG Index's
                                        numerical value will be accounted for
                                        by stocks that are eligible for
                                        standard options trading.

Discontinuance of the DRG Index;
  Alteration of Method of Calculation.. If the AMEX discontinues publication of the DRG Index and the AMEX or another
                                        entity publishes a successor or
                                        substitute index that MS & Co., as the
                                        Calculation Agent, determines, in its
                                        sole discretion, to be comparable to
                                        the discontinued DRG Index (such index
                                        being referred to herein as a
                                        "Successor Index"), then any subsequent
                                        Index Closing Value will be determined
                                        by reference to the value of such
                                        Successor Index at the close of trading
                                        on the NYSE, the AMEX, the Nasdaq
                                        National Market or the relevant
                                        exchange or market for the Successor
                                        Index on the date that any Index
                                        Closing Value is to be determined.

                                        Upon any selection by the Calculation
                                        Agent of a Successor Index, the
                                        Calculation Agent will cause written
                                        notice thereof to be furnished to the
                                        Trustee, to Morgan Stanley and to the
                                        holders of the BRIDGES within three
                                        Trading Days of such selection.

                                        If the AMEX discontinues publication of
                                        the DRG Index prior to, and such
                                        discontinuance is continuing on, any
                                        Determination Date or December 30, 2002
                                        and MS & Co., as the Calculation Agent,
                                        determines, in its sole discretion,
                                        that no Successor Index is available at
                                        such time, then the Calculation Agent
                                        will determine the Index Closing Value
                                        for such date. The Index Closing Value
                                        will be computed by the Calculation
                                        Agent in accordance with the formula
                                        for and method of calculating the DRG
                                        Index last in effect prior to such
                                        discontinuance, using the closing price
                                        (or, if trading in the relevant
                                        securities has been materially
                                        suspended or materially limited, its
                                        good faith estimate of the closing
                                        price that would have prevailed but for
                                        such suspension or limitation) at the
                                        close of the principal trading session
                                        on such date of each security most
                                        recently comprising the DRG Index.
                                        Notwithstanding these alternative
                                        arrangements, discontinuance of the
                                        publication of the DRG Index may
                                        adversely affect the value of the
                                        BRIDGES.

                                        If at any time the method of
                                        calculating the DRG Index or a
                                        Successor Index, or the value thereof,
                                        is changed in a material respect, or if
                                        the DRG Index or a Successor Index is
                                        in any other way modified so that such
                                        index does not, in the opinion of MS &
                                        Co., as the Calculation Agent, fairly
                                        represent the value of the DRG Index or
                                        such Successor Index had such changes
                                        or modifications not been made, then,
                                        from and after such time, the
                                        Calculation Agent will, at the close of
                                        business in New York City on each date
                                        on which the Index Closing Value is to
                                        be determined, make such calculations
                                        and adjustments as, in the good faith
                                        judgment of the Calculation Agent, may
                                        be necessary in order to arrive at a
                                        value of a stock index comparable to
                                        the DRG Index or such Successor Index,
                                        as the case
                                        may be, as if such changes or
                                        modifications had not been made, and
                                        the Calculation Agent will calculate
                                        the Final Average Index Value and the
                                        Benchmark Index Value, if necessary,
                                        with reference to the DRG Index or such
                                        Successor Index, as adjusted.
                                        Accordingly, if the method of
                                        calculating the DRG Index or a
                                        Successor Index is modified so that the
                                        value of such index is a fraction of
                                        what it would have been if it had not
                                        been modified (e.g., due to a split in
                                        the index), then the Calculation Agent
                                        will adjust such index in order to
                                        arrive at a value of the DRG Index or
                                        such Successor Index as if it had not
                                        been modified (e.g., as if such split
                                        had not occurred).

Historical Information................. The following table sets forth the high and low Index Closing Values, as well
                                        as end-of-quarter Index Closing Values,
                                        of the DRG Index for each quarter in
                                        the period from January 1, 1997 through
                                        June 11, 2002. The Index Closing Value
                                        on June 11, 2002 was 308.83. We
                                        obtained the information in the table
                                        below from Bloomberg Financial Markets,
                                        and we believe such information to be
                                        accurate.

                                        The historical values of the DRG Index
                                        should not be taken as an indication of
                                        future performance, and no assurance
                                        can be given as to the level of the DRG
                                        Index as of December 30, 2002 or any
                                        Determination Date. The value of the
                                        DRG Index may be lower on the
                                        Determination Dates than on the date of
                                        this pricing supplement or December 30,
                                        2002 so that you will receive only the
                                        principal amount of the BRIDGES at
                                        maturity. We cannot give you any
                                        assurance that the average value of the
                                        DRG Index on the Determination Dates
                                        will be higher than the Benchmark Index
                                        Value so that you will receive a
                                        payment in excess of the principal
                                        amount of the BRIDGES at maturity.

                                                                     High        Low     Period End
                                                                    ------     ------    ----------
                                        1997:
                                          First Quarter........     212.83     178.73      191.61
                                          Second Quarter.......     243.39     188.54      242.25
                                          Third Quarter........     252.54     221.50      243.51
                                          Fourth Quarter.......     268.63     230.12      266.87
                                        1998:
                                          First Quarter........     315.17     262.61      312.94
                                          Second Quarter.......     340.30     305.31      335.61
                                          Third Quarter........     358.13     304.32      337.63
                                          Fourth Quarter.......     390.89     307.95      389.85
                                        1999:
                                          First Quarter........     414.70     368.89      405.72
                                          Second Quarter.......     424.94     347.72      373.09
                                          Third Quarter........     382.34     332.31      342.41
                                          Fourth Quarter.......     398.11     339.49      350.58
                                        2000:
                                          First Quarter........     374.85     292.33      347.39
                                          Second Quarter ......     421.19     358.90      421.19
                                          Third Quarter........     427.68     370.59      412.99
                                          Fourth Quarter.......     449.65     402.40      447.38
                                        2001:
                                          First Quarter........     441.07     354.60      385.11
                                          Second Quarter ......     413.51     368.79      379.17
                                          Third Quarter........     400.75     358.05      389.52
                                          Fourth Quarter.......     403.55     375.16      381.24

                                                                     High        Low     Period End
                                                                    ------     ------    ----------
                                        2002:
                                          First Quarter........     391.68     367.28      377.30
                                          Second Quarter
                                          (through June 11,
                                          2002) ...............     379.42     308.83      308.83

                                        Historical values have been adjusted
                                        for a 2-for-1 split in the level of the
                                        DRG Index on March 23, 1999.

Use of Proceeds and Hedging............ The net proceeds we receive from the sale of the BRIDGES will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the BRIDGES. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On or prior to the date of this pricing
                                        supplement, we, through our
                                        subsidiaries or others, expect to hedge
                                        our anticipated exposure in connection
                                        with the BRIDGES by taking positions in
                                        the stocks underlying the DRG Index, in
                                        futures or options contracts on the DRG
                                        Index or its component securities
                                        listed on major securities markets, or
                                        positions in any other available
                                        securities or instruments that we may
                                        wish to use in connection with such
                                        hedging. In the event that we pursue
                                        such a hedging strategy, the price at
                                        which we are able to purchase such
                                        positions may be a factor in
                                        determining the pricing of the BRIDGES.
                                        Purchase activity could potentially
                                        increase the value of the DRG Index,
                                        and therefore effectively increase the
                                        level of the DRG Index that must
                                        prevail on the Determination Dates in
                                        order for you to receive at maturity a
                                        payment that exceeds the principal
                                        amount of the BRIDGES. Although we have
                                        no reason to believe that our hedging
                                        activity will have a material impact on
                                        the value of the DRG Index, we cannot
                                        give any assurance that we will not
                                        affect such value as a result of our
                                        hedging activities. Through our
                                        subsidiaries, we are likely to modify
                                        our hedge position throughout the life
                                        of the BRIDGES, including on December
                                        30, 2002 and on the Determination
                                        Dates, by purchasing and selling the
                                        stocks underlying the DRG Index,
                                        futures or options contracts on the DRG
                                        Index or its component stocks listed on
                                        major securities markets or positions
                                        in any other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging
                                        activities.

Supplemental Information Concerning
Plan of Distribution................... Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of
                                        BRIDGES set forth on the cover of this
                                        pricing supplement. The Agent proposes
                                        initially to offer the BRIDGES directly
                                        to the public at the public offering
                                        price set forth on the cover page of
                                        this pricing supplement; provided that
                                        the price will be $    per BRIDGES for
                                        purchasers of 100,000 or more BRIDGES
                                        in any single transaction, subject to
                                        the holding period requirements
                                        described below. The Agent may allow a
                                        concession not in excess of

                                           % of the principal amount of the
                                        BRIDGES to other dealers. We expect to
                                        deliver the BRIDGES against payment
                                        therefor in New York, New York on     ,
                                        2002. After the initial offering, the
                                        Agent may vary the offering price and
                                        other selling terms from time to time.

                                        Where an investor purchases 100,000 or
                                        more BRIDGES in a single transaction at
                                        the reduced price, approximately   % of
                                        the BRIDGES purchased by the investor
                                        (the "Delivered BRIDGES") will be
                                        delivered on the Settlement Date. The
                                        balance of approximately   % of the
                                        BRIDGES (the "Escrowed BRIDGES")
                                        purchased by the investor will be held
                                        in escrow at MS & Co. for the benefit
                                        of the investor and delivered to such
                                        investor if the investor and any
                                        accounts in which the investor may have
                                        deposited any of its Delivered BRIDGES
                                        have held all of the Delivered BRIDGES
                                        for 30 calendar days following the
                                        Original Issue Date or any shorter
                                        period deemed appropriate by the Agent.
                                        If an investor or any account in which
                                        the investor has deposited any of its
                                        Delivered BRIDGES fails to satisfy the
                                        holding period requirement, as
                                        determined by the Agent, all of the
                                        investor's Escrowed BRIDGES will be
                                        forfeited by the investor and not
                                        delivered to it. The Escrowed BRIDGES
                                        will instead be delivered to the Agent
                                        for sale to investors. This forfeiture
                                        will have the effect of increasing the
                                        purchase price per BRIDGES for such
                                        investors to 100% of the principal
                                        amount of the BRIDGES. Should investors
                                        who are subject to the holding period
                                        requirement sell their BRIDGES once the
                                        holding period is no longer applicable,
                                        the market price of the BRIDGES may be
                                        adversely affected. See also "Plan of
                                        Distribution" in the accompanying
                                        prospectus supplement.

                                        In order to facilitate the offering of
                                        the BRIDGES, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        BRIDGES. Specifically, the Agent may
                                        sell more BRIDGES than it is obligated
                                        to purchase in connection with the
                                        offering, creating a naked short
                                        position in the BRIDGES for its own
                                        account. The Agent must close out any
                                        naked short position by purchasing the
                                        BRIDGES in the open market. A naked
                                        short position is more likely to be
                                        created if the Agent is concerned that
                                        there may be downward pressure on the
                                        price of the BRIDGES in the open market
                                        after pricing that could adversely
                                        affect investors who purchase in the
                                        offering. As an additional means of
                                        facilitating the offering, the Agent
                                        may bid for, and purchase, BRIDGES in
                                        the open market to stabilize the price
                                        of the BRIDGES. Any of these activities
                                        may raise or maintain the market price
                                        of the BRIDGES above independent market
                                        levels or prevent or retard a decline
                                        in the market price of the BRIDGES. The
                                        Agent is not required to engage in
                                        these activities, and may end any of
                                        these activities at any time. See
                                        "--Use of Proceeds and Hedging" above.

License Agreement between the AMEX
and Morgan Stanley..................... The AMEX and Morgan Stanley have entered into a non-exclusive license
                                        agreement providing for the license to
                                        Morgan Stanley, in exchange for a fee,
                                        of the right to use the DRG Index in
                                        connection with the BRIDGES.

                                        The DRG Index is sponsored by and is a
                                        service mark of the AMEX and is being
                                        used with the permission of the AMEX.
                                        The AMEX in no way sponsors, endorses
                                        or is otherwise involved in the BRIDGES
                                        and disclaims any liability to any
                                        party for any inaccuracy in the data on
                                        which the DRG Index is based, for any
                                        mistakes, errors or omissions in the
                                        calculation and/or dissemination of the
                                        DRG Index, or for the manner in which
                                        the DRG Index is applied in connection
                                        with the BRIDGES. The AMEX has the
                                        right to make adjustments in the DRG
                                        Index, to change the composition of the
                                        stocks making up the DRG Index and to
                                        change the methods by which the DRG
                                        Index is computed.

ERISA Matters for Pension Plans
and Insurance Companies................ Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the
                                        BRIDGES. Accordingly, among other
                                        factors, the fiduciary should consider
                                        whether the investment would satisfy
                                        the prudence and diversification
                                        requirements of ERISA and would be
                                        consistent with the documents and
                                        instruments governing the Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Unless an exemption applies,
                                        prohibited transactions within the
                                        meaning of ERISA or the Code could
                                        arise, for example, if the BRIDGES are
                                        acquired by or with the assets of a
                                        Plan with respect to which MS & Co.,
                                        MSDWI or any of their affiliates is a
                                        service provider.

                                        We have obtained from the Department of
                                        Labor an exemption from the prohibited
                                        transaction rules that will in most
                                        cases cover the purchase and holding of
                                        BRIDGES by a Plan for whom we or one of
                                        our affiliates is a service provider.
                                        In order for this exemption to apply,
                                        the decision to invest in the BRIDGES
                                        must be made by a Plan fiduciary, or a
                                        Plan participant (in the case of Plans
                                        that provide for participant-directed
                                        investments), who is independent from
                                        us and from our affiliates. At the time
                                        of a Plan's acquisition of any BRIDGES,
                                        no more than 15% of the Plan's assets
                                        should be invested in BRIDGES.

                                        The exemption described above was
                                        issued by the Department of Labor
                                        pursuant to its "Expedited Exemption
                                        Procedure" under Prohibited Transaction
                                        Class Exemption 96-62. Copies of both
                                        the proposed and final exemption are
                                        available from us upon request.
                                        Purchasers of the BRIDGES have
                                        exclusive responsibility for ensuring
                                        that their purchase and holding of the
                                        BRIDGES do not violate the prohibited
                                        transaction or other rules of ERISA or
                                        the Code.

United States Federal Income Taxation.. The BRIDGES will be treated as
                                        "contingent payment debt instruments"
                                        for U.S. federal income tax purposes.
                                        Investors should refer to the
                                        discussion under "United States Federal
                                        Taxation--Notes--Notes Linked to
                                        Commodity Prices, Single Securities,
                                        Baskets of Securities or Indices" in
                                        the accompanying prospectus supplement
                                        for a description of the U.S. federal
                                        income tax consequences of ownership
                                        and disposition of the BRIDGES. In
                                        connection with the discussion
                                        thereunder, we have determined that the
                                        "comparable yield" is an annual rate of
                                           % compounded annually. Based on our
                                        determination of the comparable yield,
                                        the "projected payment schedule" for a
                                        BRIDGES (assuming a principal amount of
                                        $10) consists of a projected amount
                                        equal to $         due at maturity.

                                        The following table states the amount
                                        of interest that will be deemed to have
                                        accrued with respect to a BRIDGES
                                        during each accrual period, based upon
                                        our determination of the comparable
                                        yield and the projected payment
                                        schedule:

                                                                                                  TOTAL
                                                                                                INTEREST
                                                                                                DEEMED TO
                                                                             INTEREST         HAVE ACCRUED
                                                                             DEEMED TO        FROM ORIGINAL
                                                                              ACCRUE         ISSUE DATE (PER
                                                                              DURING          BRIDGES) AS OF
                                                                              ACCRUAL             END OF
                                                                            PERIOD (PER          ACCRUAL
                                                ACCRUAL PERIOD                BRIDGES)            PERIOD
                                                --------------              -----------      ---------------
                                        Original Issue Date through
                                            December 31, 2002..........
                                        January 1, 2003 through
                                            December 31, 2003..........
                                        January 1, 2004 through
                                            December 31, 2004..........
                                        January 1, 2005 through
                                            December 31, 2005..........
                                        January 1, 2006 through
                                            December 31, 2006..........
                                        January 1, 2007 through
                                            December 31, 2007..........
                                        January 1, 2008 through
                                            December   , 2008..........

                                        The comparable yield and the projected
                                        payment schedule are not provided for
                                        any purpose other than the
                                        determination of U.S. Holders' interest
                                        accruals and adjustments in respect of
                                        the BRIDGES, and we make no
                                        representation regarding the actual
                                        amounts of payments on a BRIDGES.